UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 9, 2021

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

3363 NE 163rd Street, Suite 605, North Miami Beach, FL	33160
(Address of Principal Executive Offices)	(Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NETE	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02          Unregistered Sales of Equity Securities.

On August 31, 2021, Net Element, Inc. (the “Company”) filed a Current Report on Form 8-K (the “August 31st 8-K”) reporting under Item 3.02 the exchanges through August 31, 2021 of shares of its common stock pursuant to the Master Exchange Agreement dated as of July 9 2021 (the “Exchange Agreement”) with Esousa Holdings, LLC, a New York limited liability company (“Esousa”) in transactions that were not registered under the Securities Act of 1933, as amended (the “Securities Act”).

After the filing date of the August 31st 8-K through the filing date of this Current Report on Form 8-K, the Company has exchanged an aggregate of an additional 500,000 shares of common stock (the “Shares”) pursuant to the Exchange Agreement with ESOUSA in multiple transactions, with the exchange on September 9, 2021 resulting in the issuance by the Company greater than 5% of the Company’s outstanding common stock exchanged in unregistered transactions since the filing date of the August 31st 8-K.

The Company received total consideration of $4.7 million for the Shares. The Shares were issued to Esousa under an exemption from the registration requirements of the Securities Act in reliance upon Section 3(a)(9) of the Securities Act.

The Exchange Agreement and its terms were disclosed in our Current Report on Form 8-K filed on June 12, 2021. Reflecting the issuance of the Shares, as of the filing date of this Current Report on Form 8-K, the Company had 6,404,716 shares of common stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2021

NET ELEMENT, INC.

By:	/s/ Jeffrey Ginsberg
Name:	Jeffrey Ginsberg
Title:	Chief Financial Office

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